                                                                     EXHIBIT 4.1


                                 CHEROKEE INC.

                       1995 Incentive Stock Option Plan

                               TABLE OF CONTENTS


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

1.  Purpose..............................................................  1

2.  Definitions..........................................................  1
    2.1   Board..........................................................  1
    2.2   Code...........................................................  1
    2.3   Common Stock...................................................  1
    2.4   Company........................................................  1
    2.5   Disabled or Disability.........................................  1
    2.6   Fair Market Value..............................................  1
    2.7   Incentive Stock Option.........................................  2
    2.8   Non-Qualified Stock Option.....................................  2
    2.9   Optionee.......................................................  2
    2.10  Option Price...................................................  2
    2.11  Plan...........................................................  2
    2.12  Plan Administrator.............................................  2
    2.13  Stock Option or Option.........................................  2

3.  Stock Options Under the Plan.........................................  2

4.  Administration.......................................................  2
    4.1   Administration by Board........................................  2
    4.2   Administration by Stock Option Committee.......................  3

5.  Eligibility..........................................................  3

6.  Shares Subject to Options............................................  3

7.  Terms and Conditions of Options......................................  4
    7.1   Number of Shares Subject to Option.............................  4
    7.2   Option Price...................................................  4
    7.3   Notice and Payment.............................................  4
    7.4   Exercise of Option.............................................  5
    7.5   Term of Option.................................................  5
    7.6   No Transfer of Option..........................................  6
    7.7   Limit on Incentive Stock Options...............................  6
    7.8   Restriction on Issuance of Shares..............................  7
    7.9   Investment Representation......................................  7
    7.10  Rights as a Shareholder or Employee............................  7
    7.11  No Fractional Shares...........................................  7
    7.12  Exercisability in the Event of Death...........................  7

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     7.13  Capital Structure Adjustments............................   7
     7.14  Modification, Extension, and Renewal of Options..........   8
     7.15  Other Provisions.........................................   8

8.   Termination or Amendment of the Plan...........................   8
     8.1   Amendment to the Plan....................................   8
     8.2   Effect of Termination of Plan on Outstanding Options.....   8
     8.3   Shareholder Approval for Amendment to the Plan...........   9

9.   Indemnification................................................   9

10.  Withholding....................................................   9
     10.1  Irrevocable Election.....................................  10
     10.2  Approval by Plan Administrator...........................  10
     10.3  Timing of Election.......................................  10

11.  General Provisions.............................................  10
     11.1  Notices..................................................  10
     11.2  Remedies.................................................  10
     11.3  Invalid Provisions.......................................  10
     11.4  Applicable Law...........................................  10
     11.5  Successors and Assigns...................................  11

12.  Effective Date and Term of Plan................................  11

                                 CHEROKEE INC.

                       1995 INCENTIVE STOCK OPTION PLAN
                       --------------------------------


     1.   Purpose.  The purpose of this Cherokee Inc. (the "Company") 1995
          -------
Incentive Stock Option Plan ("Plan") is to further the growth and development of the Company by providing an incentive to officers and other key employees who are in a position to contribute materially to the prosperity of the Company to participate in the long-term growth of the Company by receiving the opportunity to acquire shares of the Company's Common Stock and to provide for additional compensation based on appreciation in the Company's shares. The Plan provides a means to increase such persons' interests in the Company's welfare, to encourage them to continue their services to the Company or its subsidiaries, and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries.

     2.   Definitions.  The following definitions are applicable to the Plan:
          -----------

          2.1  Board.  The Board of Directors of the Company.
               -----

          2.2  Code.  The Internal Revenue Code of 1986, as amended from time
               ----
to time.

          2.3  Common Stock.  The shares of the $.02 par value per share common
               ------------
stock of the Company.

          2.4  Company.  Cherokee Inc., a Delaware corporation.
               -------

          2.5  Disabled or Disability.  An Optionee shall be deemed to be
               ----------------------
Disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) consecutive months. The determination of whether an individual is Disabled or has a Disability shall be determined in accordance with Section 22(e)(3) of the Code under procedures established by the Plan Administrator.

          2.6  Fair Market Value.  For purposes of the Plan, the "fair market
               -----------------
value of any share of Common Stock of the Company at any date shall be determined based on (a) if the Common Stock is listed on an established stock exchange or exchanges or the NASDAQ National Market System, the closing price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded or as reported by NASDAQ, or (b) if the Common Stock is not then listed on an exchange, the closing price per share on the last trading day immediately preceding such date reported by NASDAQ, or if sales are not reported by NASDAQ, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on the last trading day immediately preceding such date, or (c) if the Common Stock is not then listed on an exchange, the NASDAQ National Market System or quoted on NASDAQ, an amount determined in good faith by the Plan Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

          2.7  Incentive Stock Option.  Any Stock Option intended to be and
               ----------------------
designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          2.8  Non-Qualified Stock Option.  Any Stock Option that is not an
               --------------------------
Incentive Stock Option.

          2.9  Optionee.  The recipient of a Stock Option.
               --------

          2.10 Option Price.  The exercise or purchase price for an Stock
               ------------
Option awarded under the Plan.

          2.11 Plan.  The Cherokee Inc. 1995 Incentive Stock Option Plan, as
               ----
amended from time to time.

          2.12 Plan Administrator. The Board or the Stock Option Committee
               ------------------
designated pursuant to Section 4.2 hereof to administer, construe and interpret the terms of the Plan.

          2.13 Stock Option or Option.  Any option to purchase shares of Common
               ----------------------
Stock granted pursuant to Section 7 hereof.

     3.   Stock Options Under the Plan.  Two types of Stock Options (referred to
          ----------------------------
herein as "Options" without distinction between such two types) may be granted under the Plan: Options intended to qualify as Incentive Stock Options under
Section 422 of the Code and Non-Qualified Stock Options not specifically authorized or qualified for favorable income tax treatment by the Code.

     4.   Administration.
          --------------

          4.1  Administration by Board.  Subject to Section 4.2 hereof, the Plan
               -----------------------
Administrator shall be the Board of Directors of the Company (the "Board") during such periods of time as all members of the Board are "outside directors" as defined in Treas. Regs. (S)1.162-27(e)(3) ("outside directors"). Anything to the contrary notwithstanding, the requirement that all members of the Board be outside directors shall not apply for any period of time during which the Company's Common Stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. Subject to the provisions of the Plan, the Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, from time to time to select from among the eligible employees (as determined pursuant to Section 5) of the

Company and its subsidiaries those employees to whom Stock Options will be granted, to determine the timing and manner of the grant of the Options, to determine the exercise price, the number of shares covered by and all of the terms of the Stock Options, to determine the duration and purpose of leaves of absence which may be granted to Stock Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The interpretation and construction by the Plan Administrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

          4.2  Administration by Stock Option Committee.  The Board may, in its
               ----------------------------------------
sole discretion, delegate any or all of its duties as Plan Administrator and, subject to the provisions of Section 4.1 of the Plan, at any time the Board includes any person who is not an outside director, the Board shall delegate all of its duties as Plan Administrator during such period of time, to a committee (the "Stock Option Committee") of not fewer than two (2) members of the Board, all of the members of which Stock Option Committee shall be persons who, in the opinion of counsel to the Company, are outside directors and "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission, as in effect on and after August 15, 1996. Committee members shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease (to not less than two members) the size of the Stock Option Committee, and add additional members to, or remove members from, the Stock Option Committee. The Stock Option Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Stock Option Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Stock Option Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

     5.   Eligibility.  Any employee (including any officer who is an employee)
          -----------
of the Company or Director of the Company (other than members of the Stock Option Committee while serving on the Stock Option Committee) or any of its subsidiaries shall be eligible to receive Options under the Plan; provided, however, that no person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations shall be eligible to receive an Incentive Stock Option under the Plan unless at the time such Incentive Stock Option is granted the Option Price (determined in the manner provided in Section 7.2 hereof) is at least 110% of the Fair Market Value of the shares subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. An employee may receive more than one Option under the Plan.

     6.  Shares Subject to Options.  The stock available for issue upon the
         -------------------------
exercise of Options granted under the Plan shall be shares of the Company's authorized but unissued, or reacquired, Common Stock. The aggregate number of shares which may be issued pursuant to exercise of Options granted under the Plan, as amended, shall not exceed six hundred thousand (600,000) shares of Common Stock (subject to adjustment as provided in Section 7.13 hereof), including shares previously issued under the Plan. The maximum number of shares with respect to which options may be granted to any individual in any one calendar year shall be 100,000 shares. In the event that any outstanding Option under the Plan for any reason expires, or is terminated, the shares of Common Stock allocable to the unexercised portion of the Option shall again be available for Options under the Plan as if no Option had been granted with respect to such shares.

     7.   Terms and Conditions of Options. Options granted under the Plan shall
          -------------------------------
be evidenced by agreements (which need not be identical) in such form and containing such provisions which are consistent with the Plan as the Plan Administrator shall from time to time approve. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

          7.1  Number of Shares Subject to Option. Each Option agreement shall
               ----------------------------------
specify the number of shares subject to the Option. No Option agreement may, in combination with all other Options granted to the Optionee under the Plan in any one calendar year, provide for cumulative grants in excess of 100,000 shares.

          7.2  Option Price. The Option Price for the shares subject to any
               ------------
Option shall be determined by the Plan Administrator at the time of grant. Anything to the contrary notwithstanding, the Option Price for the shares subject to any Non-Qualified Stock Option may be less than fair market value, but not less than par value per share and the Option Price for the shares subject to any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the Stock Option is granted. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the Option price shall not be less than 110% of the fair market value per share of the Common Stock of the Company on the date the Option is granted.

          7.3  Notice and Payment. Any exercisable portion of a Stock Option may
               ------------------
be exercised only by:

               (a) delivery of a written notice to the Company, prior to the time when such Stock Option becomes unexercisable under Section 7.5 hereof, stating the number of shares being purchased and complying with all applicable rules established by the Plan Administrator;

               (b) payment in full of the exercise price of such Option by, as applicable, (i) cash or check for an amount equal to the aggregate Option exercise price for the number of shares being purchased, (ii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, a copy of instructions to a broker directing such broker to sell the number of shares of Common Stock for which such Option is exercised, and to remit to the Company the aggregate exercise price under such Option for such shares (a "cashless exercise"), or (iii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee's payment of all or a portion of the purchase price for the number of shares being purchased by tendering shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Stock Option or portion thereof is thereby exercised (a "stock-for-stock exercise");

               (c) payment of the amount of tax required to be withheld (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of a Stock Option. At the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the tax withholding by (i) cash or check payable to the Company,
(ii) cashless exercise, (iii) stock-for-stock exercise, or (iv) a combination of one or more of the foregoing payment methods; and

               (d) delivery of a written notice to the Company requesting that the Company direct the transfer agent to issue to the Optionee (or to his designee) a certificate for the number of shares of Common Stock for which the Option was exercised or, in the case of a cashless exercise, for any such shares that were not sold in the cashless exercise.

Notwithstanding the foregoing, the Company may extend and maintain, or arrange for the extension and maintenance of, credit to any Optionee to finance the Optionee's purchase of shares pursuant to exercise of any Stock Option, on such terms as may be approved by the Plan Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended. The Plan Administrator may, at any time and in its discretion, authorize a cash payment which shall not exceed the amount required to pay the full amount of any federal, state or local taxes attributable to the exercise of any Option granted under the Plan.

          7.4  Exercise of Option.  No Option shall be exercisable during the
               ------------------
lifetime of an Optionee by any person other than the Optionee. Subject to the foregoing, the Plan Administrator shall have the power to set the time or times within which each Option shall be exercisable and to accelerate the time or times of exercise. To the extent that an Optionee has the right to exercise an Option and purchase shares pursuant thereto, the Option may be exercised from time to time in the manner provided in Section 7.3 hereof. Options shall vest and become exercisable at such times and in such installments (which may be cumulative) as the Plan Administrator shall provide in the terms of each individual Option agreement; provided, however, that the Plan Administrator may, on such terms as the Plan Administrator determines to be appropriate, accelerate the time at which any outstanding Option or installment thereof may be exercised.

          7.5  Term of Option.  No Option shall be exercisable after the
               --------------
expiration of the earliest of:

          (a)  ten years after the date the Option is granted;

          (b) the expiration date specified by the Plan Administrator in the Option agreement at the time the Option is granted;

          (c) three (3) months after the date the Optionee's employment or service as a director (if such Optionee is not then an officer or employee of the Company) with the Company and its subsidiaries terminates if such termination is for any reason other than Disability or death. The Plan Administrator, in its sole discretion, may extend such three (3) months period for up to one (1) year following the date of termination. Any unvested Option installments shall expire and become unexercisable after the date the Optionee terminates service with the Company and its subsidiaries and shall not be reinstated as a result of the Optionee subsequently entering the service of the Company or any subsidiary as an employee or a director;

          (d) one year after the date the Optionee's service as an employee and a director with the Company and its subsidiaries terminates if such termination is a result of death or Disability. Any unvested Option installments shall expire and become unexercisable after the date of the Optionee's death or Disability. For purposes of this Section 7.5(d), an Optionee shall be deemed to be employed by the Company or any of its subsidiaries during any authorized period of leave of absence from active employment; or

          (e) in the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the term set forth in (a), above, shall not be more than five years after the date the Option is granted.

The Option agreement for any Option may provide for shorter periods in each of the foregoing instances.

     7.6  No Transfer of Option.  No Option shall be transferable by an Optionee
          ---------------------
otherwise than by will or the laws of descent and distribution.

     7.7  Limit on Incentive Stock Options.  The aggregate fair market value
          --------------------------------
(determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company and any of its parent and subsidiary corporations) shall not exceed $100,000.
To the extent that the aggregate Fair Market Value (determined at the time of the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company and any of its parent and subsidiary corporations) exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options. The determination of which Stock Options shall be treated as Non-Qualified Stock Options shall be made by taking Stock Options into account in the order in which they were granted.

     7.8   Restriction on Issuance of Shares. The issuance of Options and shares
           ---------------------------------
shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities, including, without limitation, any required qualification under the California Corporate Securities Law of 1968, as amended.

     7.9   Investment Representation. Any Optionee may be required, as a
           -------------------------
condition of issuance of shares covered by his or her Option, to represent that the shares to be acquired pursuant to exercise of the Option will be acquired for investment and without a view to distribution thereof; and in such case, the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

     7.10  Rights as a Shareholder or Employee. An Optionee or transferee of an
           -----------------------------------
Option shall have no right as a shareholder of the Company with respect to any shares covered by any Option until the date of the issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 7.13. Nothing in the Plan or in any Option agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right of the company or any subsidiary to terminate the Optionee's employment at any time.

     7.11  No Fractional Shares. In no event shall the Company be required to
           --------------------
issue fractional shares upon the exercise of an Option.

     7.12  Exercisability in the Event of Death. In the event of the death of
           ------------------------------------
the Optionee, any Option or unexercised portion thereof granted to the Optionee, to the extent exercisable by him or her on the date of death, may be exercised by the Optionee's personal representatives, heirs or legatees subject to the provisions of Section 7.5 hereof.

     7.13  Capital Structure Adjustments. Except as otherwise provided herein,
           -----------------------------
appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan, to the Option rights granted under the Plan, and the Option Price of such Option rights, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the corporate or capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Administrator, the determination of which in that respect shall be final, binding, and conclusive, provided that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted in a manner that causes it to fail to continue to qualify as an Incentive Stock Option. In the event of a liquidation, merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, each Option granted under the

Plan, to the extent not fully exercised, shall be deemed canceled unless the surviving corporation in any such merger, reorganization or consolidation elects to assume the Option or to grant a substitute option in place thereof; provided, however, that notwithstanding the foregoing, if any Option granted under the Plan would otherwise be cancelled in accordance with the foregoing, Optionee shall have the right, exercisable during a ten-day period ending on the fifth day immediately preceding such liquidation, merger, reorganization or consolidation, to exercise the Option, to the extent not yet exercised, without regard to any restrictions on exercisability, including but not limited to the unvested portions of such Options. Notwithstanding the foregoing, in the event that any transaction causing the termination of an Option pursuant to the provisions of this Section 7.13 is not consummated: (a) any vested installment that was exercised pursuant to this Section may, at the election of the Optionee, be rescinded; and (b) any unvested installment that became exercisable solely by reason of the provisions of this Section shall again become unvested and unexercisable as of the termination of the transaction, subject to the regular terms and provisions of the Option agreement.

          7.14 Modification, Extension, and Renewal of Options. Subject to the
               -----------------------------------------------
terms and conditions and within the limitations of the Plan, the Plan Administrator may modify, extend, or renew outstanding Options granted under the Plan, and accept the surrender of outstanding Options (to the extent not theretofore exercised). The Plan Administrator may modify any outstanding Option to specify a lower Option Price. However, the Plan Administrator shall not, without the consent of the Optionee, modify any outstanding Option to specify a lower Option Price. However, the Plan Administrator shall not, without the consent of the Optionee, modify any outstanding Incentive Stock Option in any manner which would cause the Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Option.

          7.15 Other Provisions. Each Option may contain such other terms,
               ----------------
Provisions, and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

     8.   Termination or Amendment of the Plan. The Board may at any time
          ------------------------------------
terminate or amend the Plan in accordance with the following provisions:

          8.1  Amendment to the Plan. Except as provided in Section 8.3 hereof,
               ---------------------
the Board may amend this Plan from time to time in such respect as the Board may deem advisable; provided, however, that no such amendment shall reduce the rights of any Optionee with respect to any outstanding Option granted prior to the adoption of such amendment, except as may be necessary, in the judgement of counsel to the Company, to comply with any applicable law.

          8.2  Effect of Termination of Plan on Outstanding Options. Except as
               ----------------------------------------------------
provided in Section 7.13 hereof, no termination of the Plan prior to the Plan termination date designated in Section 12 shall reduce the rights of any Optionee with respect to any outstanding Option granted prior to any adoption of such amendment, except as may be necessary, in the judgment of counsel to the Company, to comply with any applicable law. In no event will an Optionee's rights be considered reduced if the Optionee receives a payment in cash or stock equal to the difference between the Fair Market Value of the Common Stock that may be purchased by the exercise of the vested and exercisable portion of such Option and the Option Price applicable to such shares of Common Stock.

                8.3.  Shareholder Approval for Amendment to the Plan.  Except
                      ----------------------------------------------
by operation of the provisions of Section 7.13, there shall be no increase in the total number of shares covered by the Plan, no change in the class of persons eligible to receive Options granted under the Plan, and no extension of the term of the Plan beyond ten (10) years from the date of adoption, unless such amendments are approved by shareholders.

          9.    Indemnification.  In addition to such other rights of
                ---------------
indemnification as they may have as members of the Board or the Stock Option Committee, the Plan Administrator shall be indemnified by the Company against reasonable expense, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any grant thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit, or proceeding, the member shall offer in writing to the Company the opportunity, at its own expense, to handle and defense the same.

         10.    Withholding.  Whenever the Company proposes or is required to
                -----------
issue or transfer shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares of Common Stock. If a participant surrenders shares acquired pursuant to the exercise of an Incentive Stock Option in payment of the exercise price of an Option and such surrender constitutes a disqualifying disposition for purposes of obtaining Incentive Stock Option treatment under the Code, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan, payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and local withholding tax requirements. A recipient may elect with respect to any Option which is paid in whole or in part in shares of Common Stock, to surrender previously acquired shares of Common Stock or authorize the Company to withhold shares (valued at Fair Market Value on the date of surrender or withholding of the shares) in satisfaction of all such withholding requirements (the "Share Surrender Withholding Election") in accordance with the following:

          10.1  Irrevocable Election. Any Share Surrender Withholding Election
                --------------------
shall be made by written notice to the Company and thereafter shall be irrevocable by the Optionee.

          10.2  Approval by Plan Administrator. Any Share Surrender Withholding
                ------------------------------
Election shall be subject to the consent or disapproval of the Plan Administrator in accordance with rules established from time to time by the Plan Administrator.

          10.3  Timing of Election. Any Share Surrender Withholding Election
                ------------------
must be made prior to the date on which the recipient recognizes taxable income with respect to the receipt of such shares (the "Tax Date").

     11.  General Provisions.
          ------------------

          11.1  Notices. Any notice to be given to the Company pursuant to the
                -------
provisions of this Plan shall be in writing and addressed to the Company in care of its Chief Financial Officer at its principal office, and any notice to be given to a director, officer or employee of the Company or any of its subsidiaries to whom an Option is granted hereunder shall be in writing and addressed to him or her at the address given beneath his or her signature on his or her Option agreement, or at such other address as such employee, officer or director or his or her transferee (upon the transfer of Common Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when delivered in person or mailed by first-class mail (return receipt requested), telex, telecopy or overnight courier to the other's address. It shall be the obligation of each Optionee and each transferee holding Common Stock purchased pursuant to the exercise of a Stock Option to provide the Plan Administrator, c/o Vice President - Finance and Reporting of the Company, by letter mailed as provided hereinabove, with written notice of his or her correct mailing address.

          11.2  Remedies. Should any dispute arise concerning the sale or other
                --------
disposition of a Stock Option or shares of Common Stock issued or issuable upon the exercise of an Option, or any breach by the Company of the terms of the Plan or any Option agreement, an Optionee's sole and exclusive remedy shall be damages.

          11.3  Invalid Provisions. In the event that any provision of this Plan
                ------------------
is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceablity shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

          11.4  Applicable Law. This Plan shall be governed by and construed in
                --------------
accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state and without regard to the conflict of law principles thereof.

               11.5  Successors and Assigns.  This Plan shall be binding on and
                     ----------------------
inure to the benefit of the Company and the officers, directors and employees of the Company and any subsidiary, to whom an Option is granted hereunder, and their heirs, executors, administrators, legatees, personal representatives, assignees and transferees.

          12.  Effective Date and Term of Plan.  This is an amendment and
               -------------------------------
restatement of the Plan. This Plan was originally effective on July 25, 1995 and was approved by shareholders. This amendment and restatement is effective as of October 9, 1996. Unless sooner terminated by the Board in its sole discretion, the Plan will expire and no additional Options may be granted hereunder on and after July 24, 2005.

IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed by its duly authorized officer on this 14th day of October, 1996.

                                              CHEROKEE INC.


                                              By: /s/ Carol Gratzke, CFO
                                                 -----------------------